SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 16, 2005

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURE
Press Release

ITEM 7.01. REGULATION FD DISCLOSURE

On June 16, 2005, Ashford Hospitality Trust, Inc. (the “Company”) announced that it has completed the sales of three non-core hotels for approximately $18.85 million.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (b)      Exhibits

99.1 Press Release of the Company, dated June 16, 2005, announcing the sales of three non-core hotels.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2005

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer